SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16633 Dallas Parkway, Suite 250, Addison, TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972-218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 17, 2014, Darren Stine, 43, has been appointed Chief Financial Officer of Wound Management Technologies, Inc. (the “Company”). Mr. Stine brings over twenty years of experience developing, managing, and leading finance and accounting functions for companies. In addition to holding senior management positions at EcoProduct Solutions (April 2007 through March 2008), and Country Fresh (March 2008 through November 2008), Mr. Stine owned and operated his own tax and accounting consulting firm from November of 2008 through September of 2010, and served as a senior manager at CPA firm Cain, Watters and Associates from September of 2010 through October of 2013.

In conjunction Mr. Stine’s appointment, the Company’s Board of Directors have approved a restricted grant to Mr. Stine of 500 shares of the Company’s Series D Convertible Preferred Stock, which shares will vest in three equal installments on the first, second, and third anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: March 21, 2014	By:	/s/ Deborah Jenkins Hutchinson
Deborah Jenkins Hutchinson
President